Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of United Energy Corp.

          We consent to the incorporation by reference in the registration statement filed on Form S-8 (file number 333-128669) of United Energy Corp. of our report dated June 9, 2006 related to the consolidated financial statements of United Energy Corp. included in this Annual Report for the year ended March 31, 2006.

/s/ IMOWITZ, KOENIG & CO., LLP

New York, New York
June 29, 2006